Exhibit 10.52

Second Supplemental Agreement to $16,800,000 Secured Loan Facility Agreement dated 8 October 2014 (as amended and supplemented by a first supplemental agreement dated 14 July 2015 and a further supplemental letter dated 31 December 2015)

Dated  15 November 2016

Baltic Hornet Limited

(as Borrower)

- and -

ABN AMRO Capital USA LLC

and others

(as Lenders)

- and -

ABN AMRO Capital USA LLC

(as MLA)

- and -

ABN AMRO Capital USA LLC

(as Agent)

- and -

ABN AMRO Capital USA LLC

(as Security Agent)

- and -

ABN AMRO Bank N.V. Singapore Branch

(as Sinosure Agent)

- and -

ABN AMRO Bank N.V.

(as Swap Provider)

- and -

Baltic Trading Limited

(as Guarantor A)

- and –

Genco Shipping & Trading Limited

(as Guarantor B)

- and -

Baltic Trading Limited

(as Pledgor)

- and -

Baltic Wasp Limited

(as Other Borrower)

Contents

		Page

1	Interpretation	2

2	Conditions	3

3	Representations and Warranties	4

4	Amendments to Original Loan Agreement and Original Guarantees	5

5	Confirmation and Undertaking	18

6	Notices, Counterparts, Law and Jurisdiction	18

Schedule 1	The Lenders	19

Schedule 2	Effective Date Confirmation	20

Schedule 3	Form of Officer's Certificate	21

Schedule 4	Form of Board Resolutions	22

Schedule 5	Form of Officer's Certificate in respect of Equity Contribution	23

Schedule 6	Form of Officer's Certificate in respect of cash and Cash Equivalents of Guarantor B and its Subsidiaries	24

Second Supplemental Agreement

Dated:       15 November 2016

Between:

(1)      Baltic Hornet Limited a company incorporated under the laws of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960 (the "Borrower"); and

(2)      the banks listed in Schedule 1 (The Lenders), each acting through its office at the address indicated against its name in Schedule 1 (together the "Lenders" and each a "Lender"); and

(3)      ABN AMRO Capital USA LLC, acting through its office at 100 Park Avenue, 24th Floor, NY 10017, USA as mandated lead arranger (in that capacity, the "MLA"); and

(4)      ABN AMRO Capital USA LLC, acting through its office at 100 Park Avenue, 24th Floor, NY 10017, USA as facility agent (in that capacity, the "Agent"); and

(5)      ABN AMRO Capital USA LLC, acting through its office at 100 Park Avenue, 24th Floor, NY 10017, USA as security agent (in that capacity, the "Security Agent"); and

(6)      ABN AMRO Bank N.V. Singapore Branch, acting through its office at 10 Collyer Quay, #07-01 Ocean Financial Centre, Singapore 049315 as agent for Sinosure (in that capacity, the "Sinosure Agent"); and

(7)      ABN AMRO Bank N.V. acting through its office at 100 Park Avenue, 24th Floor, NY 10017, USA as swap provider (in that capacity, the "Swap Provider"); and

(8)      Baltic Trading Limited, a company incorporated under the laws of the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960 as guarantor (in that capacity, "Guarantor A");

(9)      Genco Shipping & Trading Limited, a corporation incorporated under the laws of the Republic of the Marshall Islands whose principal place of business is at 299 Park Avenue, 12th Floor, New York, New York 10171 as guarantor (in that capacity, "Guarantor B");

(10)    Baltic Trading Limited, a company incorporated under the laws of the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960 as pledgor (in that capacity, the "Pledgor"); and

(11)    Baltic Wasp Limited, a company incorporated under the laws of the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960 as the other borrower (in that capacity, the "Other Borrower").

Supplemental to a secured loan agreement dated 8 October 2014 made between the Borrower, the Lenders, the MLA, the Agent, the Security Agent, the Sinosure Agent and the Swap Provider (as amended and supplemented by a first supplemental agreement dated 14 July 2015, a further supplemental letter dated 31 December 2015 and a waiver and amendment letter dated 19 August 2016 as amended by a supplemental letter thereto dated 13 October 2016, and as the same may have been further supplemented, the "Original Loan Agreement"), on the terms and subject to the conditions of which each of the Lenders agreed to advance to the Borrower its respective Commitment of an aggregate amount not exceeding sixteen million eight hundred thousand Dollars ($16,800,000).

Whereas:

(A)      The Borrower has requested the consent of the Finance Parties to certain amendments to the Original Loan Agreement and the Original Guarantees (the "Request").

(B)      The Finance Parties have agreed to the Request subject to the terms and conditions of this Second Supplemental Agreement.

It is agreed that:

1         Interpretation

1.1      In this Second Supplemental Agreement:

"Effective Date" means the date on which the Agent (acting on the instructions of the Lenders) confirms to the Borrower in writing substantially in the form set out in Schedule 2 (Effective Date Confirmation) that all of the conditions referred to in Clause 2.1 (Conditions) have been satisfied, which confirmation the Agent shall be under no obligation to give if an Event of Default shall have occurred and be continuing;

"Equity Contribution" means the contribution of at least $125,000,000 of gross proceeds by certain existing and/or new shareholders of Guarantor B in exchange for shares in Guarantor B;

"Finance Parties" means the Agent, the Security Agent, the MLA, the Swap Provider, the Sinosure Agent and the Lenders and "Finance Party" means any of them;

"Guarantees" means the Original Guarantees as amended pursuant to this Second Supplemental Agreement.

"Loan Agreement" means the Original Loan Agreement as amended pursuant to this Second Supplemental Agreement;

"Original Guarantee A" means the guarantee and indemnity dated 8 October 2014 granted by Guarantor A in favour of the Security Agent.

"Original Guarantee B" means the guarantee and indemnity dated 17 July 2015 granted by Guarantor B in favour of the Security Agent.

"Original Guarantees" means Original Guarantee A and Original Guarantee B.

"Security Parties" means all parties to this Second Supplemental Agreement other than the Finance Parties and "Security Party" means any one of them; and

1.2      All words and expressions defined in the Original Loan Agreement and the Original Guarantees (as the case may be) shall have the same meaning when used in this Second Supplemental Agreement unless the context otherwise requires, and clause 1.2 (Definitions and Interpretation) of the Original Loan Agreement and the Original Guarantees shall apply to the interpretation of this Second Supplemental Agreement as if it were set out in full.

1.3      This Second Supplemental Agreement shall be a Finance Document.

2         Conditions

2.1      As conditions precedent for the effectiveness of Clause 4 (Amendments to Original Loan Agreement and Original Guarantees), the Borrower shall deliver or cause to be delivered to or to the order of the Agent the following documents and evidence on or before the Effective Date:

2.1.1       in respect of each Security Party:

(a)      a certificate of good standing in customary form for such Security Party's place of incorporation;

(b)      a certificate of a duly authorised officer of that Security Party dated the date of this Second Supplemental Agreement, substantially in the form set out in Schedule 3 (Form of Officer's Certificate) (i) certifying that that Security Party is existing in good standing in the jurisdiction of its incorporation, (ii) confirming that none of the documents delivered to the Agent pursuant to Part 1 of Schedule 2 of the Original Loan Agreement have been amended or modified in any way (or copies, certified by a duly authorised officer of the Security Party in question as true, complete, accurate and neither amended nor revoked nor adverse to the Finance Parties, of any such documents which have been amended or modified), (iii)  setting out the names and titles of the directors and officers of that Security Party, (iv) attaching an incumbency certificate reflecting the name and signature of each officer authorised to execute this Second Supplemental Agreement and (v) certifying that no proceedings are pending or contemplated for the dissolution of that Security Party; and

(c)      a copy, certified by a director or the secretary of each Security Party as true, complete and accurate and neither amended nor revoked and in full force and effect, of a resolution of the directors of that Security Party (together, where appropriate, with signed waivers of notice of any directors' meetings), substantially in the form set out in Schedule 4 (Form of Board Resolutions), approving, and authorising or ratifying the execution of, this Second

Supplemental Agreement and any document to be executed by that Security Party pursuant to this Second Supplemental Agreement;

2.1.2       this Second Supplemental Agreement duly executed by the Security Parties and the Finance Parties;

2.1.3       evidence that the Equity Contribution has been raised, such evidence to be provided in the form of a certificate of a duly authorised officer of Guarantor B, substantially in the form set out in Schedule 5 (Form of Officer's Certificate in respect of Equity Contribution) attaching duly executed copies of each of the purchase agreements pursuant to which the Equity Contribution has been raised and certifying that the Equity Contribution has been received by Guarantor B in cash;

2.1.4       a certificate of a duly authorised officer of Guarantor B, substantially in the form set out in Schedule 6 (Form of Officer's Certificate in respect of cash and Cash Equivalents of Guarantor B and its Subsidiaries) certifying that on the date of this Second Supplemental Agreement, after giving effect to the receipt of the Equity Contribution, Guarantor B and its Subsidiaries, on a consolidated basis, have not less than $130,000,000 of cash and Cash Equivalents remaining on their balance sheets;

2.1.5       evidence that Sinosure has provided its approval to the amendments and/or transactions contemplated by this Second Supplemental Agreement, together with evidence that the Sinosure Policy has been endorsed with details of the amendments and/or transactions contemplated by this Second Supplemental Agreement;

2.1.6       a legal opinion of the legal advisers to the Lenders in England and the Marshall Islands, substantially in the form or forms provided to the Agent prior to signing this Second Supplemental Agreement or confirmation satisfactory to the Agent that such an opinion will be given; and

2.1.7       evidence that the fees, costs and expenses due from the Borrower under clause 8.1 (Transaction expenses) of the Original Loan Agreement have been paid or will be paid by the Effective Date.

2.2      All documents and evidence delivered to the Agent pursuant to Clause 2.1 shall:

2.2.1       be in form and substance reasonably acceptable to the Agent (acting on the instructions of the Lenders);

2.2.2       if required by the Agent, be certified, notarised, legalised or attested in a manner acceptable to the Agent.

3        Representations and Warranties

3.1      Each of the representations and warranties contained in Clause 11 (Representations) of the Original Loan Agreement and Clause 2 (Representations and warranties) of the Guarantees shall be deemed repeated by the Borrower and the Guarantors respectively at the date of this Second Supplemental Agreement and at the Effective Date, by reference to the facts and circumstances then pertaining, as if references to the Finance Documents included this Second Supplemental Agreement, provided that to the extent any such representation or warranty relates to an earlier date, such representation or warranty shall be true and correct in all material respects on such date.

4         Amendments to Original Loan Agreement and Original Guarantees

4.1      With effect from the Effective Date the following amendments will be made to the Original Loan Agreement and the Original Guarantees:

4.1.1       The following definitions shall be inserted in clause 1.1 (Definitions and Interpretation) of the Original Loan Agreement in alphabetical order:

""Consolidated Current Assets" means the amount which is equal to the total consolidated current assets (determined on a consolidated basis) (but excluding Non-Recourse Subsidiaries) of Guarantor B as shown in the Guarantor B's applicable financial statements net of restricted cash .".

""Consolidated Current Liabilities" means the amount which is equal to the total consolidated current liabilities (determined on a consolidated basis) (but excluding Non-Recourse Subsidiaries)of Guarantor B as shown in the Guarantor B's applicable financial statements net of the current portion of long term debt.".

""Consolidated Tangible Net Worth" shall mean, with respect to any Person,  the Net Worth of such Person and its Subsidiaries  (excluding Non-Recourse Subsidiaries) determined on a consolidated basis in accordance with GAAP (excluding Non-Recourse Subsidiaries) after appropriate deduction for any minority interests in Subsidiaries, minus goodwill.".

""Equity Interests" of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest''.

""Guarantor A" means Baltic Trading Limited, of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960.".

""Guarantor B" means Genco Shipping & Trading Limited, a corporation incorporated under the laws of the Republic of the Marshall Islands whose principal place of business is at 299 Park Avenue, 12th Floor, New York, New York 10171.".

""Guarantor" means Guarantor A and Guarantor B.".

"Minimum Working Capital" means Consolidated Current Assets less Consolidated Current Liabilities.".

""Net Worth" shall mean, as to any Person, the sum of its capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with GAAP, constitutes stockholders’ equity, but excluding treasury stock.".

''''Non-Recourse Indebtedness'' shall mean any Financial Indebtedness of a Non-Recourse Subsidiary that is non-recourse to any Obligor and for which no Obligor provides any credit support; provided that (i) such Financial Indebtedness may be full recourse to the Non-Recourse Subsidiary and (ii)  Guarantor B or any Subsidiary of Guarantor B(other than a Non-Recourse Subsidiary), which owns a Non-Recourse Subsidiary may provide credit support in the form of a pledge of the Equity Interests of such Non-Recourse Subsidiary to secure Non-Recourse Indebtedness so long as recourse thereunder is limited to the pledged Equity Interests and the proceeds thereof''.

"Non-Recourse Subsidiaries" means any Subsidiary of Guarantor B formed or designated by Guarantor B as a "Non-Recourse Subsidiary", provided that:

(a)      such new or designated Subsidiary shall not own a direct or indirect interest in any Subsidiary which is not a Non-Recourse Subsidiary and shall be 100% owned, directly or indirectly, by Guarantor B;

(b)      all transactions between Guarantor B and its Subsidiaries which are not Non-Recourse Subsidiaries, on the one hand, and such Non-Recourse Subsidiary, on the other hand, shall be arm’s length on market terms (including, for the avoidance of doubt, access to contracts of employment for vessels owned by Non-Recourse Subsidiaries); and

(c)      Guarantor B and its Subsidiaries which are not Non-Recourse Subsidiaries shall not guarantee or provide direct or indirect credit support (other than, in each case, a pledge of the equity interests in such Non-Recourse Subsidiaries by Guarantor B or such other Subsidiaries) for the obligations of such Non-Recourse Subsidiaries''.

''''Non-Recourse Subsidiary Basket'' shall mean an amount equal to 50% of:

(a)      all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Non-Recourse Subsidiaries and which arise out of the use or operation of a vessel owned by any Non-Recourse Subsidiary, including (but not limited to):

(i) all freight, hire and passage moneys, compensation, proceeds of off-hire insurance, and any other moneys earned, due or payable to such Non-Recourse Subsidiary of whatever nature arising out of or as a result of the ownership, use, operation or management of such vessel, including moneys and claims for moneys due and to become due in the event of in respect of the actual or constructive total loss of or requisition of use of or title to such vessel for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of such vessel and moneys from the sale or disposition of such vessel;

(ii) all moneys which are at any time payable under insurances in respect of loss of earnings in connection with such vessel; and

(iii) if and whenever such vessel is employed on terms whereby any moneys falling within paragraphs (i) or (ii) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to such vessel, less

(b)      an amount equal to the sum of:

(i) $1,500,000;

(ii) all interest, costs , fees and expenses paid in cash under any Non-Recourse Indebtedness during such period;

(iii) any amount paid or applied by any Non-Recourse Subsidiary during such period in respect of any Operating Expenses paid in cash in relation to the vessels owned by such Non-Recourse Subsidiaries and the Overhead Expenses paid in cash in relation to such vessels;

(iv) all scheduled repayments and voluntary and mandatory prepayments paid in connection with any Non-Recourse Indebtedness during such period''.

""Other Credit Agreements" means any loan, credit or facility agreement providing a loan facility entered into by any Group Member (other than Non-Recourse Subsidiaries) relating to Financial Indebtedness.".

''''Operating Expenses'' shall mean expenses properly and reasonably incurred by the Non-Recourse Subsidiaries in connection with the ownership, operation, technical management, employment, maintenance (including expenses relating to dry-docking costs and upgrades to the vessels owned by the Non-Recourse Subsidiaries) , repair and insurance of any such vessel''.

''''Overhead Expenses'' shall mean any and all administrative and overhead expenses, including, without limitation, expenses for payroll and benefits, insurance, real estate, travel, technology, rent, utilities, dues and subscriptions, marketing and communications, service agreements, office equipment and supplies, inspections and appraisals for vessels, business development and taxes''.

""Permitted Investments and Acquisitions" means:

(a)      Guarantor B and its Subsidiaries acquiring and holding accounts receivables owing to any of them;

(a)      loans and advances made by Guarantor B and its Subsidiaries in the ordinary course of business to its employees, provided that (i) the aggregate principal amount thereof at any time outstanding which are made on or after the date of the Second Supplemental Agreement (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $500,000 and (ii) no Event of Default exists or would result therefrom;

(b)      intercompany loans and advances to and between Guarantor B and its Subsidiaries or among one another (other than any Non-Recourse Subsidiaries), provided that any such loans or advances to Guarantor B or its Subsidiaries shall be fully subordinated to the Indebtedness;

(c)      the sale or transfer of assets of Guarantor B and its Subsidiaries to the extent permitted by this Agreement or the Guarantees;

(d)      loans, advances and investments in Subsidiaries of Guarantor B (other than the Borrower, the Other Borrower and the Non-Recourse Subsidiaries); and

(e)      investments in Non-Recourse Subsidiaries by Guarantor B and its Subsidiaries which are not Non-Recourse Subsidiaries in the form of (i) loans by Guarantor B or its Subsidiaries which are Non-Recourse Subsidiaries for amounts paid or applied in respect of general and administrative expenses of the Non-Recourse Subsidiaries or paid by Guarantor B or such Subsidiaries (which are not Non-Recourse Subsidiaries) on behalf of the Non-Recourse Subsidiaries in an aggregate amount up to $1,500,000 outstanding at any time and which are to be reimbursed by the Non-Recourse Subsidiaries in the ordinary course of business, (ii) equity contributions, in each case solely funded by the net cash proceeds received by Guarantor B after the date of the Second Supplemental Agreement from the issuance of its equity interests (other than disqualified stock) and (iii) contributions to initial capital in an amount not exceeding $1,000 for each Non-Recourse Subsidiary.".

""Permitted Refinancing Indebtedness" means Financial Indebtedness incurred to refinance, in whole or part, any Other Credit Agreement (''Refinanced Debt''), provided that (i) such refinancing Financial Indebtedness is in an original aggregate principal amount (or accreted value, if applicable) not greater than the aggregate principal amount (or accreted value, if applicable) of the Refinanced Debt except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such refinancing Financial Indebtedness, (ii) such Financial Indebtedness has a final stated maturity at least six months later than the final stated maturity date of the Refinanced Debt, (iii) such Refinanced Debt shall be repaid, defeased or satisfied and discharged in an amount equal to 100% of the net cash proceeds from any Permitted Refinancing Indebtedness, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Permitted Refinancing Indebtedness is incurred, (iv) such Financial Indebtedness shall not be secured by liens on any property or assets of Guarantor B or its Subsidiaries other than liens on the collateral securing such Refinanced Debt, (v) no Subsidiary of Guarantor B which is not an obligor under such Refinanced Debt shall be an obligor under such Financial Indebtedness, (vi) such Financial Indebtedness is not subject to any amortization prior to final maturity and is not subject to mandatory redemption or prepayment (except (x) customary asset sales, insurance proceeds or change of control provisions substantially identical to, or less favorable to, the investors providing such Financial Indebtedness than, those applicable to this Agreement or such Refinanced Debt and (y) amortization payments reflecting an amortization profile no greater or steeper than the amortization profile of such Refinanced Debt on the date of incurrence thereof) and (vii) such Financial Indebtedness shall otherwise be on terms and conditions (excluding pricing and optional prepayment or redemption terms but including customary asset sales, insurance proceeds or change of control mandatory redemption or prepayment provisions) substantially identical to, or less favorable to, the investors providing such Financial Indebtedness than, those applicable to this Agreement or such Refinanced Debt.".

""Second Supplemental Agreement" means the supplemental agreement dated              2016 supplementing and amending this Agreement.".

""Total Capitalisation" means the aggregate of the stated balance sheet amount of Financial Indebtedness (excluding committed but undrawn working capital lines) (excluding that of any Non-Recourse Subsidiary) plus Consolidated Tangible Net Worth.".

""Trigger Date" means 31 December 2020.".

4.1.2       The definition of "Consolidated Net Wor th" shall be deleted in its entirety.

4.1.3       The definition of ''ERISA Funding Event'' in the Original Loan Agreement shall be deleted in its entirety and shall be replaced as follows:

"ERISA Funding Event" means (i) any failure by any Plan to satisfy the minimum funding standards (for purposes of Section 412 of the IRC or Section 302 of ERISA), whether or not waived; (ii) the filing pursuant to Section 412 of the IRC or Section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (iii)  the failure by any Security Party or any Subsidiary (excluding any Non-Recourse Subsidiary) or ERISA Affiliate to make any required contribution to a Multiemployer Plan; (iv) a determination that any Plan is, or is expected to be, in "at risk" status (within the meaning of Section 430(i) of the IRC); (v) the incurrence by any Security Party or any Subsidiary (excluding any Non-Recourse Subsidiary) or ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (vi) the receipt by any Security Party or any Subsidiary (excluding any Non-Recourse Subsidiary) or ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Security Party or any Subsidiary (excluding any Non-Recourse Subsidiary) or ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Section 4245 of ERISA, in reorganization within the meaning of Section 4241 of ERISA, or in endangered or critical status within the meaning of Section 432 of the IRC or Section 305 of ERISA; and (vii) any "reportable event", as defined in Section 4043 of ERISA with respect to a Plan (other than an event for which the 30-day notice period to the PBGC is waived)''.

4.1.4       The definition of ''ERISA Termination Event'' in the Original Loan Agreement shall be deleted in its entirety and shall be replaced as follows:

"ERISA Termination Event" means (i) the imposition of any lien under Section 430(k) of the IRC or any other lien in favor of the PBGC or any Plan or Multiemployer Plan on any asset of any Security Party or any Subsidiary (excluding any Non-Recourse Subsidiary) or ERISA Affiliate thereof in connection with any Plan or Multiemployer Plan; (ii) the receipt by any Security Party or any Subsidiary (excluding any Non-Recourse Subsidiary) or ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Multiemployer Plan or to appoint a trustee to administer any Plan or Multiemployer Plan under Section 4042 of ERISA; (iii)  the filing of a notice of intent to terminate a Plan under Section 4041 of ERISA; (iv) the institution of proceeding to terminate a Plan or a Multiemployer Plan; (v) the incurrence by any Security Party or any Subsidiary (excluding any Non-Recourse Subsidiary) or ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; or (vi) the occurrence of any other event or condition which might constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan''.

4.1.5       The definition of "Finance Documents" in the Original Loan Agreement and the Original Guarantees shall be read and construed to include this Second Supplemental Agreement.

4.1.6       The definition of ''Foreign Plan'' in the Original Loan Agreement shall be shall be deleted in its entirety and shall be replaced as follows:

"Foreign Plan" means an employee benefit plan, program, policy, scheme or arrangement that is not subject to U.S. law and is maintained or contributed to by any Security Party or any Subsidiary (excluding any Non-Recourse Subsidiary) or for which any Security Party or any Subsidiary (excluding any Non-Recourse Subsidiary) has or could have any liability''.

4.1.7       The definition of "Leverage" shall be deleted in its entirety and shall be replaced as follows:

""Leverage" means the ratio of the aggregate stated balance sheet amount of Financial Indebtedness (excluding committed but undrawn working capital lines) of the Group (excluding any Non-Recourse Subsidiary) divided by Total Capitalisation."

4.1.8       The definition of "Material Adverse Effect" in the Original Loan Agreement shall be deleted in its entirety and shall be replaced as follows:

"Material Adverse Effect" means, in the opinion of the Agent, a material adverse effect on:

(a)      the business, operations, property, condition (financial or otherwise) or prospects of any member of the Group (excluding Non-Recourse Subsidiaries) or the Group (excluding Non-Recourse Subsidiaries) as a whole; or

(b)      the ability of any Security Party to perform its obligations under any Finance Document; or

(c)      the validity or enforceability of, or the effectiveness or ranking of any Encumbrance granted or intended to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents''.

4.1.9       The definition of "Multiemployer Plan" in the Original Loan Agreement shall be deleted in its entirety and shall be replaced as follows:

"Multiemployer Plan" means, at any time, a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which any Security Party or any Subsidiary (excluding any Non-Recourse Subsidiary) or ERISA Affiliate has or could have any liability or obligation to contribute''.

4.1.10      The definition of "Minimum Consolidated Net Worth" in the Original Loan            Agreement shall be deleted in its entirety.

4.1.11      The definition of ''Permitted Holders'' shall be deleted in its entirety and shall be replaced as follows:

''Permitted Holders'' shall mean Apollo Global Management LLC, Centerbridge Partners L.P and Strategic Value Partners , LLC; their respective Affiliates; and their respective funds, managed accounts, and related entities managed by any of them or their respective Affiliates; or wholly owned subsidiaries of the foregoing, but not including, however, any of their operating portfolio companies''.

4.1.12      The definition of "Plan" in the Original Loan Agreement shall be deleted in its entirety and shall be replaced as follows:

"Plan" means any employee benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA, and in respect to which any Security Party or any Subsidiary (excluding any Non-Recourse Subsidiary) or ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA''.

4.1.13     Within the definition of ''Change of Control'' in the Original Loan Agreement sub paragraph (b) (v) shall be amended to read as follows:

''any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than any Permitted Holder or any group of Permitted Holders that at any time becomes the owner, directly or indirectly, beneficially or of record, of Equity Interests representing more than thirty five per cent of the outstanding voting or economic Equity Interests of the New Guarantor, unless the new shareholder(s) is/are acceptable to the Lenders.''

Within the definition of ''Change of Control'' in the Original Guarantee B sub paragraph (A) (e) shall be amended to read as follows:

''any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than any Permitted Holder or any group of  Permitted Holders that at any time becomes the owner, directly or indirectly, beneficially or of record, of Equity Interests representing more than thirty five per cent of the outstanding voting or economic Equity Interests of the Guarantor, unless the new shareholder(s) is/ are acceptable to the Lenders.''

4.2.1       Clause 10.14 in the Original Loan Agreement shall be deleted in its entirety and shall be replaced as follows:

"Additional security   If at any time on or after 31 December 2017 the aggregate of the Fair Market Value of the Vessel and the Other Vessel (as determined in accordance with Clause 10.15 (Fair Market Value determination)) and the value of any additional security (such value to be the face amount of the deposit (in the case of cash) (the "Collateral Maintenance Ratio"), determined conclusively by appropriate advisers appointed by the Agent (in the case of other charged assets), and determined by the Agent in its discretion (in all other cases)) for the time being provided to the Security Agent under this Clause 10.14 is:

(a)      in the case of the period from 31 December 2017 up to and including 29 June 2018, less than one hundred per cent (100%) of the aggregate of (i) the amount of the Loan then outstanding and (ii) the amount of the Other Loan then outstanding

(b)      in the case of the period from 30 June 2018 up to and including 30 December 2018, less than one hundred and five per cent (105%) of the aggregate of (i) the amount of the Loan then outstanding and (ii) the amount of the Other Loan then outstanding;

(b)      in the case of the period from 31 December 2018 up to and including 30 December 2019, less than one hundred and fifteen per cent (115%) of the aggregate of (i) the amount of the Loan then outstanding and (ii) the amount of the Other Loan then outstanding;

(c)      in the case of the period from 31 December 2019 for the duration of the Facility Period, less than one hundred and thirty five per cent (135%) of the aggregate of (i) the amount of the Loan then outstanding and (ii) the amount of the Other Loan then outstanding,

the Borrower shall and will procure that the Guarantors shall, within thirty (30) days of the Agent's request, at the Borrower's option:

10.14.1  pay to the Security Agent or to its nominee a cash deposit in the amount of the shortfall to be secured in favour of the Security Agent as additional security for the payment of the Indebtedness; or

10.14.2  give to the Security Agent other additional security in amount and form acceptable to the Security Agent in its discretion, it being agreed that security over Fleet Vessels with an Approved Flag shall, in the Security Agent's discretion acting reasonably, be acceptable security; or

10.14.3  prepay the Loan in the amount of the shortfall and any such prepayment under this Clause 10.14.3 shall be applied in prepayment of the remaining Repayment Instalments in inverse order of maturity,

The value of any additional security provided shall in the case of a Vessel be determined in the same manner as set out in Clause 10.15.1 (Fair Market Value determination) of the Vessels and in the case of other security shall be determined by the Agent in its absolute discretion.

Clauses 5.3 (Reborrowing), 6.2 (Voluntary prepayment of Loan) and 6.5 (Restrictions) shall apply, mutatis mutandis, to any prepayment made under this Clause 10.14 and the value of any additional security provided shall be determined as stated above.".

4.2.2       Clause 12.2.1 in the Original Loan Agreement shall be deleted in its entirety and shall be replaced as follows:

"At all times during the Facility Period, the Borrower shall maintain pledged cash in the Earnings Account free of Encumbrances (other than in favour of the Security Agent) in an amount of not less than:

(a)       for the period up to and including 31 December 2018, two hundred and fifty thousand Dollars ($250,000);

(b)       from 1 January 2019 up to and including 31 December 2019, four hundred thousand Dollars ($400,000); and

(c)       from 1 January 2020 for the duration of the Facility Period, seven hundred thousand Dollars ($700,000).".

4.2.3       Clause 12.2.2 of the Original Loan Agreement and Clause 6.8 of the Original Guarantees shall be deleted in their entirety and shall be replaced as follows:

"At all times during the Facility Period the Guarantor will:

(a)      maintain cash and Cash Equivalents (including available but undrawn working capital lines) per vessel owned by the Guarantor or any of its Subsidiaries (other than Subsidiaries designated as Non-Recourse Subsidiaries) in an amount of not less than:

(i)        for the period up to and including 31 December 2018, two hundred and fifty thousand Dollars ($250,000);

(ii)       from 1 January 2019 up to and including 31 December 2019, four hundred thousand Dollars ($400,000); and

(iii)      from 1 January 2020 for the duration of the Facility Period, seven hundred thousand Dollars ($700,000); and

(b)      not permit its Minimum Working Capital to be less $0; and

(c)      not permit its maximum Leverage to exceed seventy per cent (70%),

which covenants shall be tested upon receipt of the interim financial statements delivered to the Agent pursuant to Clause 12.1.3 (Interim financial statements) for a period ending on each Quarter Date.

4.2.4       Clause 12.3.12 in the Original Loan Agreement shall be amended to read as follows:

"No dividends or non-arm's length transactions   The  Borrower may pay dividends or make any other distributions or advances of a revenue or capital nature to shareholders, or make any payments of principal or interest on amounts owned to related entities or persons (including payment under any shareholder loans), unless there is an Event of Default or such dividend, distribution or payment would result in an Event of Default and provided that (a) the Security Parties are in compliance with the terms and conditions of the Finance Documents, including, without limitation (i) the provisions of Clause 12.2 (Financial Covenants) and (ii) Clause 10.14 (Additional Security), (b)  Guarantor A is in compliance with clause 6.4 of Guarantee A, (c) Guarantor B is in compliance with clause 6.4 of Guarantee B and (d) the Other Borrower is in compliance with clause 6.4 of the Collateral Guarantee.  The Borrower shall procure that Guarantor A and Guarantor B shall without the consent of the Agent be permitted to declare or pay Dividends or make any distribution provided that (a) no Event of Default has occurred and is continuing and (b) Guarantor A is in compliance with its financial covenants contained in clause 6.8 of Guarantee A, (c) Guarantor B is in compliance with its financial covenants contained in clause 6.8 of Guarantee B, (d) the Other Borrower is in compliance with clause 6.8 of the Collateral Guarantee and (e) the Borrower is in compliance with all the covenants contained in this Supplemental Agreement.  Guarantor A may authorise, declare and distribute a dividend of Rights (as such term is defined in the Shareholder Rights

Agreement and which are convertible into other securities as set out in the Shareholder Rights Agreement) as contemplated by the Shareholder Rights Agreement and Guarantor B may authorise, declare and distribute a dividend of Rights (as such term is defined in the Genco Shareholder Rights Agreement and which are convertible into other securities as set out in the Genco Shareholder Rights Agreement) as contemplated by the Genco Shareholder Rights Agreement.   The Borrower shall not without the prior written consent of the Agent, enter into a transaction with an affiliate other than on arm's length terms unless otherwise provided in relation to the Borrower pursuant to Clause 12.3.18 (No transaction with associated companies). For the avoidance of doubt, nothing in this Clause 12.3.12 shall prohibit Guarantor A or Guarantor B from buying back already issued share capital.

Guarantor B may make, pay or declare cash Dividends (or repurchase or declare or make an offer to repurchase Equity Interests in cash) in any fiscal quarter in an amount equal to the lesser of (i) the amount of Dividends paid by the Non-Recourse Subsidiaries to Guarantor B (directly or indirectly) in cash during such fiscal quarter and (ii) the Non-Recourse Subsidiary Basket provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of declaration or payment (or would arise after giving effect thereto) and (ii) at the time of such payment or declaration, Guarantor B shall deliver an officer’s certificate to the Agent certifying as to compliance with this clause 12.3.12 and setting forth a reasonably detailed calculation of the Non-Recourse Subsidiary Basket as of such date (collectively, ''Permitted Non-Recourse Subsidiary Dividends'') .

This Clause 12.3.12 shall in all respects be subject to the proviso that no Security Party shall pay Dividends (other than Dividends payable in Equity Interests) until the Trigger Date, other than (i) such Security Party (other than Guarantor B) may pay Dividends to Guarantor B or to any Subsidiary of Guarantor B that owns such Security Party and (ii) Guarantor B may make Permitted Non-Recourse Subsidiary Dividends.  On or after the Trigger Date, any such Dividends shall only be made if (a) Guarantor B maintains unrestricted cash and cash equivalents in an amount of at least $25,000,000 above the minimum liquidity thresholds pursuant to Clause 12.2.2 (Financial Covenants), (b) the Collateral Maintenance Ratio is not less than 200% and (c) no Default or Event of Default has occurred or is continuing or would result from making such dividend, distribution or payment.".

4.2.5       The words "Subject at all times to clauses 12.3.12 (No dividends or non-arm's length transactions), 12.3.31 (No indebtedness), 12.3.32 (No investments or acquisitions) and 12.3.33  (No voluntary prepayments) of the Loan Agreement" shall be inserted at the beginning of Clause 6.4 of the Original Guarantees.

4.2.6       Clause 12.2.3 in the Original Loan Agreement shall be amended to read as follows:

"In the event that any member of the Group (other than Non-Recourse Subsidiaries) enters into a loan facility with other lenders or financial institutions on terms and conditions such that any corporate financial covenants are, to the Agent's opinion, on more favourable terms to those lenders or financial institutions, the Borrower undertakes to provide and to procure that the Guarantor and its Subsidiaries (other than any Non-Recourse Subsidiaries) provide the same terms and conditions at the same time to the Finance Parties.".

4.2.7       Clause 13.1.4 in the Original Loan Agreement shall be amended to read as follows:

''Cross default   Any Financial Indebtedness of a Security Party or the Group (excluding the Non-Recourse Subsidiaries) or any member of the Group (excluding the Non-Recourse Subsidiaries):

(a)      is not paid when due or within any originally applicable grace period; or

(b)      is declared to be, or otherwise becomes, due and payable before its specified maturity as a result of an event of default (however described); or

(c)      is capable of being declared by a creditor to be due and payable before its specified maturity as a result of such an event.

PROVIDED THAT, in respect of the Guarantor such Financial Indebtedness shall be no less than one million Dollars (USD 1,000,000).''.

4.2.8        Clause 13.1.24 in the Original Loan Agreement shall be amended to read as follows:

''Material Litigation Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in relation to any of the Finance Documents or the transactions contemplated in any of the Finance Documents or against any member of the Group (excluding the Non-Recourse Subsidiaries) or its assets which has or is reasonably likely to have a Material Adverse Effect.''.

4.2.9       Clause 6.9 in the Original Guarantees shall be amended to read as follows:

"In the event that any member of the Group (other than Non-Recourse Subsidiaries) enters into a loan facility with other lenders or financial institutions on terms and conditions such that any corporate financial covenants are, to the Agent's opinion, on more favourable terms to those lenders or financial institutions, the Guarantor undertakes to provide and to procure that the Borrower and the Guarantor's Subsidiaries (other than any Non-Recourse Subsidiaries) provide the same terms and conditions at the same time to the Finance Parties.".

4.2.10      The words "Subject at all times to Clause 12.3.31 (No indebtedness)" shall be inserted at the beginning of Clause 12.3.9 (No borrowings or other transaction) of the Loan Agreement.

4.2.11      A new Clause 12.3.30 shall be inserted in the Original Loan Agreement to read as follows:

"Maintenance of Listing The Borrower shall procure that Guarantor B shall maintain its listing on the New York Stock Exchange  or such other reputable international  stock exchange approved by the Agent  (acting on the instructions of the Majority Lenders), such approval not to be unreasonably withheld.".

4.2.12      A new Clause 12.3.31 shall be inserted in the Original Loan Agreement to read as follows:

"No indebtedness The Borrower shall not, and shall procure that  Guarantor B and its Subsidiaries (other than any Non-Recourse Subsidiaries) shall not incur any Financial Indebtedness prior to the Trigger Date and thereafter unless:

(a)      prior to the Trigger Date, such Financial Indebtedness (i) is indebtedness incurred in the ordinary course of business or (ii) has the prior written approval of the Agent; and

(b)      on or after the Trigger Date, (i) after giving effect to such incurrence Guarantor B, the Borrower and the Other Borrower will be in compliance with their financial covenants and (ii) no Default or Event of Default has occurred or is continuing or would result from the incurrence of such indebtedness.

The foregoing shall not restrict (i) Financial Indebtedness under any existing Other Credit Agreement entered into prior to or on the Effective Date or the "Effective Date"  as defined in the  Second Supplemental Agreement to this Agreement, (ii) intercompany and shareholder loans (other than to any Non-Recourse Subsidiaries) permitted under Clause 12.3.9 (without giving effect to this Clause 12.3.31), (iv) hedging agreements entered into in the ordinary course of business and not for speculative purposes, (v) that certain letter of credit for $300,000 issued by Nordea Bank Finland plc, New York Branch on behalf of Guarantor B and (vi) any guarantees of indebtedness issued by Subsidiaries of Guarantor B (other than Non-Recourse Subsidiaries) prior to or on the Effective Date or the "Effective Date" as defined in the  Second Supplemental Agreement to this Agreement.".

4.2.13      A new Clause 12.3.32 shall be inserted in the Original Loan Agreement to read as follows:

"No investments or acquisitions The Borrower shall not, and shall procure that Guarantor B and its Subsidiaries (other than any Non-Recourse Subsidiaries) shall not without the prior written consent of the Agent make any investments or acquisitions prior to the Trigger Date (other than in the case of Permitted Investments and Acquisitions).  On or after the Trigger Date, (i) Permitted Investments and Acquisitions and (ii) other investments or acquisitions shall be permitted by Guarantor B and its Subsidiaries (other than Non-Recourse Subsidiaries) provided that, in the case of sub-paragraph (ii):

(a)      no Default or Event of Default has occurred and is continuing at the time or will occur as a result of such investment or acquisition; and

(b)      before and after giving effect to such investment or acquisition, (i) Guarantor B is in compliance with clause 6.8 of Guarantee B, (ii) the Borrower and the Other Borrower are in compliance with Clause 12.2 (Financial Covenants) of the Loan Agreement and (iii) each of Guarantor B, the Borrower and the Other Borrower are in compliance with the provisions of Clause 10.14 (Additional Security);

(c)      not more than 50% of the consideration for any vessel acquired pursuant to such investment or acquisition shall  consist of Financial Indebtedness;

4.2.14      A new Clause 12.3.33 shall be inserted in the Original Loan Agreement to read as follows:

"No voluntary prepayments  The Borrower shall not, and shall procure that Guarantor B and its Subsidiaries (other than any Non-Recourse Subsidiaries) shall not, make a voluntary prepayment of any principal of a loan or advance under any Other Credit Agreement (other than (i) Permitted Refinancing Indebtedness and (ii) to cure a collateral maintenance shortfalls under such Other Credit Agreements)".

4.3      All other terms and conditions of the Original Loan Agreement and the Original Guarantees shall remain unaltered and in full force and effect.

5        Confirmation and Undertaking

5.1     Each of the Security Parties confirms that all of its respective obligations under or pursuant to each of the Security Documents to which it is a party remain in full force and effect, despite the amendments to the Original Loan Agreement made in this Second Supplemental Agreement, as if all references in any of the Security Documents to the Original Loan Agreement were references to the Original Loan Agreement as amended and supplemented by this Second Supplemental Agreement.

5.2     The definition of any term defined in any of the Security Documents shall, to the extent necessary, be modified to reflect the amendments to the Original Loan Agreement made in or pursuant to this Second Supplemental Agreement.

6        Notices, Counterparts, Law and Jurisdiction

The provisions of clauses 18 (Notices), 21.5 (Counterparts) and 22 (Law and jurisdiction) of the Loan Agreement shall apply to this Second Supplemental Agreement as if  they were set out in full herein and as if references to the Original Loan Agreement were references to this Second Supplemental Agreement and references to the Borrower were references to the Security Parties.

Schedule 1

The Lenders

ABN AMRO Capital USA LLC

100 Park Avenue

24th Floor

NY 10017

USA

Attn:	Rajbir Talwar (Fax No.: +1 917 284 6850)
Email:	rajbir.talwar@abnamro.com

Attn:	Wudasse Zaudou
Email:	Wudasse.Zaudou@abnamro.com

Attn:	Jacqueline Kingcott
Email:	jacqueline.kingcott@sg.abnamro.com

Schedule 2

Effective Date Confirmation

To:	Baltic Hornet Limited
Trust Company Complex
Ajeltake Road
Ajeltake Island
Majuro
Marshall Islands
MH 96960

We, ABN AMRO Capital USA LLC, refer to the second supplemental agreement dated [•]  2016 (the "Supplemental Agreement") relating to a secured loan agreement dated 8 October 2014 (as amended and supplemented by a first supplemental agreement dated 14 July 2015, a further supplemental letter dated 31 December 2015 and a waiver and amendment letter dated 19 August 2016 as amended by a supplemental letter thereto dated 14 October 2016 and as the same may have been further supplemented, the "Loan Agreement") made between you as the Borrower, the banks listed therein as Lenders and ourselves acting in our capacities as Mandated Lead Arranger, Agent, Security Agent, Sinosure Agent and Swap Provider in respect of a loan to you from the Lenders of up to sixteen million eight hundred thousand Dollars ($16,800,000).

We hereby confirm that all conditions precedent referred to in Clause 2.1 (Conditions) of the Second Supplemental Agreement have been satisfied.  In accordance with Clauses 1.1 (Interpretation) and 4 (Amendments to Original Loan Agreement) of the Supplemental Agreement the Effective Date is the date of this confirmation and the amendments to the Loan Agreement are now effective.

Dated:	2016

Signed:

For and on behalf of

ABN AMRO Capital USA LLC

In Witness of which the parties to this Second Supplemental Agreement have executed this Second Supplemental Agreement as a deed the day and year first before written.

The Borrower

Signed and delivered		/s/ Apostolos Zafolias
as a deed		signature
by Baltic Hornet Limited
(as the Borrower)
acting by		Apostolos Zafolias
print name

its duly authorised

in the presence of:

signature
of witness	/s/ Peter Allen

name	Peter Allen
print name of witness
address	299 Park Avenue
New York, NY 10171

The Lenders

Signed and delivered		/s/ Rajbir Talwar /s/ Urvashi Zutshi
as a deed		signature
by ABN AMRO Capital USA LLC
(as Lender)		Urvashi Zutshi
acting by		Managing Director
print name

its duly authorised

in the presence of:

signature
of witness	/s/ Nicholas Hoagland

name	Nicholas Hoagland
print name of witness
address	100 Park Avenue
New York, NY 10017

The MLA

Signed and delivered		/s/ Rajbir Talwar /s/ Urvashi Zutshi
as a deed		signature
by ABN AMRO Capital USA LLC
(as MLA)		Urvashi Zutshi
acting by		Managing Director
print name

its duly authorised

in the presence of:

signature
of witness	/s/ Nicholas Hoagland

name	Nicholas Hoagland
print name of witness
address	100 Park Avenue
New York, NY 10017

The Agent

Signed and delivered		/s/ Rajbir Talwar /s/ Urvashi Zutshi
as a deed		signature
by ABN AMRO Capital USA LLC
(as Agent)		Urvashi Zutshi
acting by		Managing Director
print name

its duly authorised

in the presence of:

signature
of witness	/s/ Nicholas Hoagland

name	Nicholas Hoagland
print name of witness
address	100 Park Avenue
New York, NY 10017

The Security Agent

Signed and delivered		/s/ Rajbir Talwar /s/ Urvashi Zutshi
as a deed		signature
by ABN AMRO Capital USA LLC
(as Security Agent)		Urvashi Zutshi
acting by		Managing Director
print name

its duly authorised

in the presence of:

signature
of witness	/s/ Nicholas Hoagland

name	Nicholas Hoagland
print name of witness
address	100 Park Avenue
New York, NY 10017

The Sinosure Agent

Signed and delivered		/s/ Jacqueline Kingcott /s/ S.J.R. Panday
as a deed		signature
by ABN AMRO Bank N.V.
Singapore Branch		Jacqueline Kingcott S.J.R. Panday
(as Sinosure Agent)		print name
acting by

its duly authorised

in the presence of:

signature
of witness	/s/ KOH ZHI WEI JONATHAN

name	KOH ZHI WEI JONATHAN
print name of witness
address	YISHUN FIVE 4 BIK 652 #10-515
SINGAPORE 760652

The Swap Provider

Signed and delivered		/s/ S.J.B. Nobbenhuis /s/ H. Diggo
as a deed		signature
by ABN AMRO Bank N.V.
(as Swap Provider)		S.J.B. Nobbenhuis H. Diggo
acting by		print name

its duly authorised

in the presence of:

signature
of witness	/s/ V. Linders

name	V. Linders
print name of witness
address	Foppingadreef 22
1102 BS Amsterdam
The Netherlands

The Guarantors

Signed and delivered		/s/ Apostolos Zafolias
as a deed		signature
by Baltic Trading Limited
(as Guarantor A)		Apostolos Zafolias
acting by		print name

its duly authorised

in the presence of:

signature
of witness	/s/ Peter Allen

name	Peter Allen
print name of witness
address	299 Park Avenue
New York, NY 10171

Signed and delivered		/s/ Apostolos Zafolias
as a deed		signature
by Genco Shipping & Trading
Limited		Apostolos Zafolias
(as Guarantor B)		print name
acting by

its duly authorised

in the presence of:

signature
of witness	/s/ Peter Allen

name	Peter Allen
print name of witness
address	299 Park Avenue
New York, NY 10171

The Pledgor

Signed and delivered		/s/ Apostolos Zafolias
as a deed		signature
by Baltic Trading Limited
(as Pledgor)		Apostolos Zafolias
acting by		print name

its duly authorised

in the presence of:

signature
of witness	/s/ Peter Allen

name	Peter Allen
print name of witness
address	299 Park Avenue
New York, NY 10171

The Other Borrower

Signed and delivered		/s/ Apostolos Zafolias
as a deed		signature
by Baltic Wasp Limited
(as Other Borrower)		Apostolos Zafolias
acting by		print name

its duly authorised

in the presence of:

signature
of witness	/s/ Peter Allen

name	Peter Allen
print name of witness
address	299 Park Avenue
New York, NY 10171